                                                               EXECUTION VERSION

                                                                    EXHIBIT 4.21

                           COVANTA ENERGY CORPORATION

                                       AND

                      U.S. BANK TRUST NATIONAL ASSOCIATION
                                   AS TRUSTEE

                   7.5% SUBORDINATED UNSECURED NOTES DUE 2012

                                    INDENTURE

                           DATED AS OF MARCH 10, 2004

THE 7.5% SUBORDINATED UNSECURED NOTES DUE 2012 (THE "NOTES") WILL BE INITIALLY ISSUED IN GLOBAL FORM AND HELD BY DTC. PLAN PARTICIPANTS ENTITLED TO RECEIVE NOTES WILL BE REQUIRED TO HOLD THEIR INTERESTS DIRECTLY OR INDIRECTLY THROUGH DTC PARTICIPANTS, AND WILL NOT BE ENTITLED TO RECEIVE PHYSICAL NOTES EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE INDENTURE.

                                                               EXECUTION VERSION

                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                            Indenture Section
  -----------                                                            -----------------
   310(a).............................................................          7.10
      (b).............................................................          7.10
      (b)(1)..........................................................          7.10
   311(a).............................................................          7.11
      (b).............................................................          7.11
   312(b).............................................................          11.3
      (c).............................................................          11.3
   313                                                                           7.6
   314(a)(4)..........................................................           3.4
   316(c).............................................................           9.4

* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                             PAGE
                                    ARTICLE I

          DEFINITIONS AND INCORPORATION BY REFERENCE

1.1      Definitions...................................................................................        1

1.2      Incorporation by Reference of Trust Indenture Act.............................................       27

1.3      Rules of Construction.........................................................................       27

                                   ARTICLE II
                                    THE NOTES

2.1      Form and Dating...............................................................................       28

2.2      Execution and Authentication..................................................................       28

2.3      Registrar and Paying Agent....................................................................       28

2.4      Paying Agent to Hold Money in Trust...........................................................       29

2.5      Holder Lists..................................................................................       29

2.6      Global Note Provisions........................................................................       29

2.7      Transfer and Exchange.........................................................................       30

2.8      Mutilated, Destroyed, Lost or Stolen Notes....................................................       32

2.9      Temporary Notes...............................................................................       32

2.10     Cancellation..................................................................................       33

2.11     Defaulted Interest............................................................................       33

                                   ARTICLE III
                                    COVENANTS

3.1      Payment of Notes..............................................................................       34

3.2      Maintenance of Office or Agency...............................................................       34

3.3      Corporate Existence...........................................................................       35

3.4      Compliance Certificate........................................................................       35

3.5      Further Instruments and Acts..................................................................       35

3.6      Restricted Payments ..........................................................................       35

3.7      Asset Sales...................................................................................       39

3.8      Transactions with Affiliates..................................................................       42

3.9      Offer to Repurchase Upon Change of Control....................................................       44

3.10     Designation of Restricted and Unrestricted Subsidiaries.......................................       45

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                             PAGE
                                   ARTICLE IV
                          OPTIONAL REDEMPTION OF NOTES

4.1      Optional Redemption...........................................................................       46

4.2      Election to Redeem............................................................................       46

4.3      Notice of Redemption..........................................................................       46

4.4      Selection of Notes to Be Redeemed in Part.....................................................       47

4.5      Deposit of Redemption Price...................................................................       47

4.6      Notes Payable on Redemption Date..............................................................       48

4.7      Unredeemed Portions of Partially Redeemed Note................................................       48

4.8      Offer to Purchase by Application of Excess Proceeds...........................................       48

                                    ARTICLE V
                                    SUCCESSOR

5.1      Merger, Consolidation, or Sale of Assets......................................................       50

5.2      Successor Corporation Substituted.............................................................       51

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

6.1      Events of Default.............................................................................       52

6.2      Acceleration..................................................................................       52

6.3      Other Remedies................................................................................       53

6.4      Waiver of Past Defaults.......................................................................       53

6.5      Control by Majority...........................................................................       53

6.6      Limitation on Suits...........................................................................       54

6.7      Rights of Holders to Receive Payment..........................................................       54

6.8      Collection Suit by Trustee....................................................................       54

6.9      Trustee May File Proofs of Claim, etc.........................................................       54

6.10     Priorities....................................................................................       55

6.11     Undertaking for Costs.........................................................................       55

                                   ARTICLE VII
                                     TRUSTEE

7.1      Duties of Trustee.............................................................................       55

7.2      Rights of Trustee.............................................................................       57

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                             PAGE
7.3      Individual Rights of Trustee..................................................................       58

7.4      Trustee's Disclaimer..........................................................................       58

7.5      Notice of Defaults............................................................................       58

7.6      Reports by Trustee to Holders.................................................................       58

7.7      Compensation and Indemnity....................................................................       58

7.8      Replacement of Trustee........................................................................       59

7.9      Successor Trustee by Merger...................................................................       60

7.10     Eligibility; Disqualification.................................................................       60

7.11     Preferential Collection of Claims Against Company.............................................       60

                                  ARTICLE VIII
                             DISCHARGE OF INDENTURE

8.1      Satisfaction and Discharge....................................................................       61

8.2      Survival of Obligations.......................................................................       61

                                   ARTICLE IX
                                   AMENDMENTS

9.1      Without Consent of Holders....................................................................       61

9.2      With Consent of Holders.......................................................................       62

9.3      Compliance with Trust Indenture Act...........................................................       63

9.4      Revocation and Effect of Consents and Waivers.................................................       63

9.5      Notation on or Exchange of Notes..............................................................       63

9.6      Trustee to Sign Amendments and Supplements....................................................       63

                                    ARTICLE X
                           SUBORDINATION OF THE NOTES

10.1     Agreement to Subordinate......................................................................       64

10.2     Liquidation, Dissolution, Bankruptcy..........................................................       64

10.3     Default on Senior Indebtedness of the Company.................................................       64

10.4     Acceleration of Payment of Notes..............................................................       65

10.5     When Distribution Must Be Paid Over...........................................................       65

10.6     Subrogation...................................................................................       65

10.7     Relative Rights...............................................................................       65

10.8     Subordination May Not Be Impaired by Company..................................................       66

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                             PAGE
10.9     Rights of Trustee and Paying Agent............................................................       66

10.10    Distribution or Notice to Representative......................................................       66

10.11    Trust Moneys Not Subordinated.................................................................       66

10.12    Trustee Entitled to Rely......................................................................       66

10.13    Trustee to Effectuate Subordination...........................................................       67

10.14    Trustee Not Fiduciary for Holders of Senior Indebtedness......................................       67

10.15    Reliance by Holders of Senior Indebtedness on Subordination Provisions........................       68

10.16    Changes in Senior Indebtedness................................................................       68

                                   ARTICLE XI
                                  MISCELLANEOUS

11.1     Trust Indenture Act Controls..................................................................       68

11.2     Notices.......................................................................................       68

11.3     Communication by Holders with Other Holders...................................................       69

11.4     Certificate and Opinion as to Conditions Precedent............................................       69

11.5     Statements Required in Certificate or Opinion.................................................       69

11.6     Rules by Trustee, Paying Agent and Registrar..................................................       70

11.7     Legal Holidays................................................................................       70

11.8     Governing Law, etc............................................................................       70

11.9     No Recourse Against Others....................................................................       71

11.10    Successors....................................................................................       71

11.11    Duplicate and Counterpart Originals...........................................................       71

11.12    Severability..................................................................................       71

11.13    Table of Contents; Headings...................................................................       71

                  INDENTURE, dated as of March 10, 2004, between Covanta Energy Corporation, a Delaware corporation (the "Company") and U.S. Bank Trust National Association (the "Trustee"), as Trustee.

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 7.5% Subordinated Unsecured Notes due 2012 issued hereunder.

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         1.1      Definitions.

                  "Agent Members" has the meaning assigned to it in Section 2.6(b).

                  "Adjusted EBITDA" means, for any period, for the Company and its Consolidated Subsidiaries (i) without duplication, the aggregate amount derived by combining the amounts for such period of (a) "Operating income
(loss)", plus (b) "Net Depreciation and Amortization Expense", plus (c) "Amortization of premium and discount, net", plus (d) "Unbilled receivables", to the extent associated with accretion accounting for Limited Recourse Debt relating to Projects of the Company and its Subsidiaries, minus (e) "Equity in income from unconsolidated investments", minus (ii) without duplication, the aggregate amount derived by combining the amounts (each expressed as a positive number) for such period of (a) "Payment of debt", to the extent consisting of principal payments on Limited Recourse Debt relating to Projects of the Company and its Subsidiaries, plus (b) "Minority interests", plus (c)

 the change in accreted value of the High Yield Notes, as each such line item referred to in clauses (i)(a), (i)(e) and (ii)(b) is reflected in the Company's consolidated statement of income prepared in conformity with GAAP and as each such line item referred to in clauses (i)(c), (i)(d) and (ii)(a) is reflected in the Company's consolidated statement of cash flows prepared in conformity with GAAP, in each case reported in a manner consistent with the Company's reporting of such amount in its last quarterly or annual report (as the case may be) on Form 10-Q or Form 10-K, respectively, filed with the Commission prior to the Issue Date, whether such line items are so titled or otherwise titled; provided, however, that with respect to any such period ending during 2008, each of the line items referred to above shall be calculated as if the terms of the service agreement of the Company and its Subsidiaries relating to the Alexandria Project in effect for fiscal year 2007 continued in effect during 2008, without giving effect to any negative impact on Adjusted EBITDA from the terms of any extension in 2008 of such service agreement.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Approved DHC Investor" means any Person that acquires shares of common stock of DHC pursuant to a transaction determined by at least a majority of the members of the board of directors of DHC (who are not representatives, nominees or Affiliates of such Person) to be in the best interests of DHC and its stockholders.

                  "Asset Sale" means:

                  (1) the sale, lease, conveyance or other disposition of any assets, property or rights (other than the sale of Equity Interests of the Company by the Company); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Section 3.9 or Section 5.1 and not by Section 3.7; and

                  (2) the issuance of Equity Interests by any Restricted Subsidiary of the Company or the sale of Equity Interests in any Restricted Subsidiary of the Company.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

                  (1) any single transaction or series of related transactions that involves assets, property or rights or the issuance of Equity Interests having a fair market value, or yielding Net Proceeds, of less than $10.0 million;

                  (2) any transfer of assets, property or rights by the Company to a Restricted Subsidiary of the Company or by a Restricted Subsidiary of the Company to the Company or another Restricted Subsidiary of the Company;

                  (3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or a Restricted Subsidiary of the Company;

                  (4) the sale, lease, sublease or assignment of equipment, inventory, accounts receivable or other assets, property or rights in the ordinary course of business;

                  (5) the disposition of equipment no longer used or useful in the business of the Company or any of its Restricted Subsidiaries;

                  (6) a Sale/Leaseback Transaction with respect to any assets within 90 days of the acquisition of such assets which is not prohibited by the High Yield Notes Indenture;

                  (7)      the sale or other disposition of Cash Equivalents;

                  (8) the grant of any license of patents or trademarks or registrations therefor and other similar intellectual property in the ordinary course of business;

                  (9) the granting of any lien (or the foreclosure thereon) which is not prohibited by the High Yield Notes Indenture;

                  (10) the surrender or waiver of contract rights or the settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

                  (11) any sale of Indebtedness or other securities of an Unrestricted Subsidiary of the Company;

                  (12)     a Restricted Payment permitted to be made under
         Section 3.6 or a Permitted Investment; or

                  (13) any issuance of employee stock options or stock awards pursuant to benefit plans in existence on the Issue Date.

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended or may be, at the option of the lessor, extended).

                  "Authenticating Agent" has the meaning assigned to it in
Section 2.2(d).

                  "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreements and any Permitted Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

                  "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York and any other court properly exercising jurisdiction over any relevant case under Chapter 11 of the Bankruptcy Law.

                   "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or non-U.S. law for the relief of debtors.

                  "Bankruptcy Event of Default" means:

         (i) the Company or any Restricted Subsidiary of the Company (other than a Bankrupt Subsidiary) that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of or taking possession by a custodian, receiver, liquidator, trustee, assignee or sequestrator of it or for all or substantially all of its property; or (D) makes a general assignment for the benefit of its creditors; or

         (ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any Restricted Subsidiary of the Company (other than a Bankrupt Subsidiary) that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case; or (B) appoints a custodian, receiver, liquidator, trustee, assignee or sequestrator of the Company or any Restricted Subsidiary of the Company (other than a Bankrupt Subsidiary) that is a Significant Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or, in either case, any group of Restricted Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary; or (C) orders the liquidation of the Company or any Restricted Subsidiary of the Company (other than a Bankrupt Subsidiary) that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days.

                  "Bankrupt Subsidiary" means any of Covanta Warren Holdings I, Inc., a Virginia corporation, Covanta Warren Holdings II, Inc., a California corporation, Covanta Warren Energy Resource Co. LP, a Delaware limited partnership, Covanta Lake II, Inc., a Florida corporation, Covanta Tampa Construction, Inc., a Delaware corporation or Covanta Tampa Bay, Inc., a Florida corporation, in each case so long as such Person remains subject to the Chapter 11 Cases before the Bankruptcy Court.

                  "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Own" and "Beneficially Owned" have a corresponding meaning.

                  "Board of Directors" means, the Board of Directors of the Company.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "Capital Stock" means:

         (i)      in the case of a corporation, corporate stock;

         (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

         (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

         (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash" means money or currency, or a credit balance in a Deposit Account.

                  "Cash Equivalents" means:

         (i)      United States dollars;

         (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government having maturities of not more than one year from the date of acquisition;

         (iii) time deposits, demand deposits, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any bank lender party to the First Lien Letter of Credit Facility or an Affiliate thereof or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

         (iv) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Moody's Investor Service, Inc. ("Moody's") or Standard & Poor's Corporation ("S&P") or any successor thereto;

         (v) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;

         (vi) commercial paper having one of the two highest ratings obtainable from Moody's or S&P and in each case maturing within one year after the date of acquisition; and

         (vii) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (ii) through (vi) of this definition.

                  "Certificated Note" means any Note issued in fully-registered certificated form (other than a Global Note), which shall be substantially in the form of Exhibit A.

                  "Change of Control" means the occurrence of any of the following:

                  (1) any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than one or more Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities or otherwise; provided that the creation of a holding company to own all of the Capital Stock of the Company will not be deemed to constitute a Change of Control under this clause (1) if, immediately after consummation of such transaction, the holders of the Capital Stock of such holding company are the same holders of the Capital Stock of the Company immediately before such transaction and the percentage holding of such holders is unaffected by the creation of such holding company;

                  (2) the first day on which a majority of the members of the Board of Directors are not Continuing Directors;

                  (3) the adoption of a plan relating to the liquidation or dissolution of the Company, other than to effect a Change of Domicile; or

                  (4) the sale, lease or transfer, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" or "group" as that term is used in Section 13(d)(3) of the Exchange Act (other than to the Company, any Guarantor or one or more Permitted Holders or other than to effect a Change of Domicile).

                  "Change of Domicile" means a transaction or series of related transactions, including without limitation (1) a merger, amalgamation, combination or consolidation of the Company with or into another Person, (2) the acquisition of all the Capital Stock of the Company or (3) the sale, transfer, conveyance or other disposition of all or substantially all the assets of the Company and its Subsidiaries taken as a whole to another Person, the sole purpose of which is to reincorporate the Company in another jurisdiction or organize a successor entity to the Company in another jurisdiction.

                  "Chapter 11 Cases" means those bankruptcy cases jointly administered under the caption "In re Ogden New York Services, Inc., et al.," Case Nos. 02-40826 (CB), et al.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commission" means the Securities and Exchange Commission.

                  "Company" means the party named as such in the introductory paragraph to this Indenture, and any and all successors thereto.

                  "Company Order" has the meaning assigned to it in Section 2.2(c).

                  "Consolidated Cash Interest Expense" means, for any period,
(i) Consolidated Interest Expense for such period minus (ii) to the extent included in Consolidated Interest Expense for such period, the change in accreted value of the High Yield Notes, interest paid in kind and not in cash during such period and any other amounts not paid or payable in cash.

                  "Consolidated Coverage Ratio" means, with respect to the Company and its Consolidated Subsidiaries, as of any date of determination, the ratio of:

         (1) the aggregate amount of Adjusted EBITDA for the period of the most recent four consecutive fiscal quarters (commencing on or after the Issue Date) for which internal financial statements are available prior to the date of such determination to

         (2) Consolidated Cash Interest Expense for such four fiscal quarters; provided, however, that:

                           (A) if the Company or any of its Restricted
                  Subsidiaries has incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, Adjusted EBITDA and Consolidated Cash Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period (in each case other than Indebtedness incurred under any revolving credit facility, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) and the discharge of any other Indebtedness repaid, repurchased, defeased (whether legally or as to covenants only) or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

                           (B) if the Company or any of its Restricted
                  Subsidiaries has repaid, repurchased, defeased or otherwise discharged, including permanent reductions in letter of credit commitments, any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased (whether legally or as to covenants only) or otherwise discharged, including permanent reductions in letter of credit commitments (in each case, if such Indebtedness has been permanently repaid and has not been replaced, other than Indebtedness incurred under any revolving credit facility unless such Indebtedness is permanently reduced, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, Adjusted EBITDA and Consolidated Cash Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned any interest income actually earned during such period in respect of cash or Cash Equivalents used to repay, repurchase, defease or otherwise discharge such Indebtedness;

                           (C) if since the beginning of such period, the
                  Company or any of its Restricted Subsidiaries has made any Asset Sale, Adjusted EBITDA for such period shall be reduced by an amount equal to Adjusted EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Sale for such period or increased by an amount equal to Adjusted EBITDA (if negative) directly attributable thereto for such period, and Consolidated Cash Interest Expense for such period shall be reduced by an amount equal to the Consolidated Cash Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary of the Company repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Cash Interest

                  Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

                           (D) if since the beginning of such period, the
                  Company or any of its Restricted Subsidiaries (by merger or otherwise) has made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any such Investment or acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Adjusted EBITDA and Consolidated Cash Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

                  (E) if since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period) shall have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or any of its Restricted Subsidiaries during such period, Adjusted EBITDA and Consolidated Cash Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition of assets occurred on the first day of such period.

         For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Cash Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculations shall reflect any pro forma expense and cost reductions attributable to such acquisitions, to the extent such expense and cost reduction would be consistent with Regulation S-X, promulgated under the Securities Act, as such regulation is in effect from time to time, and permitted by the Commission to be reflected in pro forma financial statements included in a registration statement filed with the Commission.

         If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the date of determination in excess of twelve months).

                  "Consolidated Coverage Ratio Test" means, that the Company's Consolidated Coverage Ratio at the time of any incurrence of Indebtedness, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom, as if the same had occurred at the beginning of the most recently ended four fiscal quarter period of the Company (commencing on or after the Issue Date) for which internal financial statements are available, is no less than 2.00 to 1.00.

                  "Consolidated Interest Expense" means, for any period, (i) the total interest expense, net of interest income, of the Company and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, minus (ii) interest expense incurred by the Company or its Consolidated Subsidiaries in such period in connection with Indebtedness constituting Non-Recourse Debt or Limited Recourse Debt, determined on a consolidated basis in accordance with GAAP, plus (iii) to the extent incurred by the Company or its Consolidated Subsidiaries in such period but not included in such interest expense, without duplication, determined in each case on a consolidated basis in accordance with GAAP, except to the extent related to Non-Recourse Debt and Limited Recourse Debt:

                  (1) interest expense attributable to Capital Lease Obligations and the imputed interest with respect to Attributable Debt;

                  (2)      amortization of debt discount;

                  (3) amortization of debt issuance costs (other than any such costs associated with the Indebtedness incurred by the Company or its Subsidiaries in accordance with the Plan of Reorganization);

                  (4)      amortization of capitalized interest;

                  (5)      noncash interest expense;

                  (6) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financings;

                  (7) interest or dividends accrued and unpaid on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Consolidated Subsidiary;

                  (8) net payments, if any, pursuant to Hedging Obligations (including amortization of fees);

                  (9) dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of its Consolidated Subsidiaries, to the extent held by Persons other than the Company or another Consolidated Subsidiary; and

                  (10) cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness incurred by such plan or trust.

                  "Consolidated Net Income" means, for any period, the net income or loss of the Company and its Consolidated Subsidiaries for such period determined in accordance with GAAP; provided, however, that:

                  (1) net income of any Person (other than the Company) which is not a Restricted Subsidiary, shall be excluded from such Consolidated Net Income, except that:

                           (A) subject to the limitations contained in clause
                  (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary of the Company as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary of the Company, to the limitations contained in clause (2) below); and

                           (B) the Company's equity in a net loss of any such
                  Person for such period shall be included in determining such Consolidated Net Income;

                  (2) net income (or loss) of any Restricted Subsidiary of the Company, other than a Guarantor, to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or is, directly or indirectly, restricted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders or other holders of its equity, which restrictions have not been legally and effectively waived, shall be excluded from such Consolidated Net Income except that:

                           (A) subject to the limitations contained in clause
                  (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary of the Company as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary of the Company, to the limitation contained in this clause); and

                           (B) the Company's equity in a net loss of any such
                  Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (3) any gain (or loss) realized upon the sale or other disposition of any asset of the Company or any of its Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Subsidiary of the Company shall be excluded from such Consolidated Net Income (without regard to abandonments or reserves relating thereto);

                  (4) amounts specified in clause (ii)(a) of the definition of Adjusted EBITDA (determined in accordance with such definition) shall be excluded from such Consolidated Net Income;

                  (5) any extraordinary gain or loss shall be excluded from such Consolidated Net Income;

                  (6) the cumulative effect of a change in accounting principles shall be excluded from such Consolidated Net Income;

                  (7) gains or losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP shall be excluded from such Consolidated Net Income;

                  (8) any non-cash deferred tax expense shall be excluded from such Consolidated Net Income;

                  (9) Fresh Start Charges and reorganization charges taken in connection with the Plan of Reorganization shall be excluded from such Consolidated Net Income;

                  (10) amortization of debt issuance costs in respect of Indebtedness incurred by the Company or its Subsidiaries in accordance with the Plan of Reorganization shall be excluded from such Consolidated Net Income;

                  (11) any charges resulting from the application of Statement of Financial Accounting Standards No. 142 or 145 shall be excluded from such Consolidated Net Income; and

                  (12) the results of operations of CPIH and its Subsidiaries shall be excluded in determining such Consolidated Net Income.

                  "Consolidated Subsidiaries" means the Restricted Subsidiaries of the Company; provided, however, that the interest of the Company or any of its Restricted Subsidiaries in an Unrestricted Subsidiary will be accounted for as an Investment.

                  "Continuing Directors" means, as of any date of determination, those members of the Board of Directors of the Company who: (a) were members of the Board of Directors on the Issue Date; or (b) were nominated for election or elected to the Board of Directors with the affirmative vote of, or whose election or appointment was otherwise approved or ratified (whether before or after nomination or election) by, at least a majority of the Continuing Directors who were members of the Board of Directors at the time of the nomination, election or approval, as applicable.

                  "Corporate Services Reimbursement Agreement" means the corporate services and expense reimbursement agreement entered into by DHC and the Company dated March 10, 2004, and any amendments, modifications or extensions thereof on terms not materially less favorable to the Company and its Restricted Subsidiaries, taken as a whole, than the terms of such agreement as in effect on the Issue Date.

                  "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at U.S. Bank National Association, 225 Asylum Street, 23rd Floor, Hartford, Connecticut, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

                  "CPIH" means Covanta Power International Holdings, Inc., a Delaware corporation, and any and all successors thereto.

                  "CPIH Reimbursement Agreement" means the Management Services & Reimbursement Agreement entered into by CPIH, the Company and certain of their respective Subsidiaries on the Issue Date, as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "Credit Agreements" means the First Lien Letter of Credit Facility and the Second Lien Letter of Credit Facility (each being referred to individually herein as a "Credit Agreement").

                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                  "Defaulted Interest" means overdue installments of interest on the Notes.

                  "Deposit Account" means a demand, time, savings, passbook or similar account maintained with a Person engaged in the business of banking, including a savings bank, savings and loan association, credit union or trust company, in each case that qualifies under clause (iii) of the definition of "Cash Equivalents".

                  "DHC" means Danielson Holding Corporation, a Delaware corporation, and any and all successors thereto.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of such Capital Stock), or upon the happening of any event, matures, excluding any maturity as the result of the redemption thereof at the option of the issuer thereof, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of such Capital Stock, in whole or in part, on or prior to the date on which the Notes mature, except to the extent that such Capital Stock is solely redeemable with, or solely exchangeable for, any Capital Stock that is not Disqualified Stock; provided that only the portion of the Capital Stock or other security which so matures, is mandatorily redeemable or is so redeemable at the option of the holder prior to such date shall be deemed to be Disqualified Stock; provided further that if such Capital Stock or other security is issued to and held by any employee pursuant to any plan program or arrangement or any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock or other security shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified

Stock solely because the holders of such Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 3.6.

                  "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Event of Default" has the meaning assigned to it in Section 6.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreements) in existence on the Issue Date or otherwise issued in accordance with the Plan of Reorganization.

                  "First Lien Letter of Credit Facility" means the Credit Agreement, dated as of March 10, 2004, by and among the Company, the guarantors party thereto, Deutsche Bank AG, Securities, Inc., as documentation agent, Bank of America, N.A., as administrative agent, and the lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including any amendment and restatement thereof), modified, renewed, supplemented, refunded, replaced or refinanced in whole or in part from time to time, including any agreement, extending the maturity of, consolidating or otherwise restructuring (including adding subsidiaries of the Company as additional guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same of any other agent, lender or group; provided, however, that in no case shall any such amendment, modification, renewal, supplementation, refunding, replacement or refinancing cause the First Lien Letter of Credit Facility to fail to comply with clause 3(b) of the definition of Senior Indebtedness, without regards to the duration of letters of credit issued thereunder.

                  "Fiscal Year" means the fiscal year of the Company and its subsidiaries ending on December 31st of each calendar year.

                  "Fresh Start Charges" means, for any period, the aggregate non-cash charges of the Company and its Restricted Subsidiaries arising from the application of fresh start accounting principles, determined on a consolidated basis in accordance with GAAP.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards

Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time.

                  "Global Note" means any Note issued in fully-registered certificated form to DTC (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Exhibit A.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such
Person:

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

                  (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

                  provided, however, that the term "Guarantee" shall not include
(i) endorsements of negotiable instruments for collection or deposit in the ordinary course of business or (ii) Performance Guarantees. The term "guarantee" used as a verb has a corresponding meaning.

                  "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

                  (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

                  (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or interest rates; and

                  (3) forward agreements or arrangements designed to hedge against fluctuation in electricity rates pertaining to electricity produced by a Project, so long as the contractual arrangements relating to such Project contemplate that the Company or its Subsidiaries shall deliver such electricity to third parties.

                  "High Yield Notes Documents" means those 8.25% Senior Secured Notes due 2011 (the "High Yield Notes") issued by the Company pursuant to the indenture between the Company, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, dated March 10, 2004 (the "High Yield Notes Indenture"), and all related documents, as such notes, indenture and such other documents and the obligations thereunder may be amended, extended, restated, supplemented or otherwise modified from time to time.

                  "Holder" means the Person in whose name a Note is registered in the Note Register.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication) the following items if and to the extent that any of them (other than items specified under clauses (3), (8) and (9) below) would appear as a liability or, in the case of clause (6) only, Preferred Stock on the balance sheet of such Person, prepared in accordance with GAAP:

                  (1) the principal amount of and premium, if any, in respect of indebtedness of such Person for borrowed money;

                  (2) the principal amount of and premium, if any, in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (3) all obligations of such Person in respect of letters of credit, bankers' acceptances, or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations in respect of letters of credit issued in respect of Trade Payables);

                  (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than twelve months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

                  (5) all Capital Lease Obligations and all Attributable Debt of such Person;

                  (6) the amount of all obligations of such Person with respect to the redemption, repayment or repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

                           (A) the fair market value of such asset at such date
                  of determination and

                           (B) the amount of such Indebtedness of such other
                  Persons;

                  (8)      Hedging Obligations of such Person;

                  (9) all obligations of such Person in respect of Insurance Premium Financing Arrangements; and

                  (10)     all obligations of the type referred to in clauses
         (1) through (9) of other Persons and all dividends or distributions of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above, at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount will be deemed to be the face amount of such Indebtedness less the remaining unaccreted portion of the original issue discount of such Indebtedness at such time, as determined in accordance with GAAP.

                  "Indenture" means this Indenture as amended or supplemented from time to time, including the Exhibits hereto.

                  "Insurance Premium Financers" means Persons who are not Affiliates of the Company who advance insurance premiums for the Company and its Subsidiaries pursuant to Insurance Premium Financing Arrangements.

                  "Insurance Premium Financing Arrangements" means, with respect to any Person, agreements with Insurance Premium Financers pursuant to which such Insurance Premium Financers advance insurance premiums for or on behalf of such Person. Insurance Premium Financing Arrangements (i) shall not provide, for the benefit of such Insurance Premium Financers, any security interest in any property of the Company or any of its Subsidiaries other than gross unearned premiums for the insurance policies that are the subject of such arrangements, and (ii) shall not contain any provision or contemplate any transaction prohibited by the Indenture.

                  "Intercreditor Agreement" means that certain intercreditor agreement, dated as of March 10, 2004, by and among the Company, the Company's subsidiaries listed on the signature pages thereto, the financial institutions listed on the signature pages thereto, Bank of America, N.A., as administration agent, Deutsche Bank Securities, Inc., as documentation agent, DHC and the trustee of the High Yield Notes Indenture, as amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time.

                  "Interest Payment Date" means the stated due date of an installment of principal and interest on the Notes as specified in the Form of Face of Note contained in Exhibit A.

                  "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Company's Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 3.6. Any deemed investment in any Person not involving a transfer of cash or other assets to such Person and resulting solely from the application of pushdown accounting rules will not constitute an Investment.

                  "Investor Parties" means (i) D.E. Shaw Laminar Portfolios, L.L.C., (ii) SZ Investments, LLC, and (iii) Third Avenue Value Fund, Inc.

                  "Issue Date" means March 10, 2004.

                  "Legal Holiday" has the meaning assigned to it in Section
11.7.

                  "Limited Recourse Debt" means, with respect to any Subsidiary of the Company, Indebtedness of such Subsidiary with respect to which the recourse of the holder or obligee of such Indebtedness is limited to (i) assets associated with a Project (which in any event shall not include assets held by the Company or any Subsidiary other than a Subsidiary whose sole business is the ownership and/or operation of such Project and substantially all of whose assets are associated with such Project) in respect of which such Indebtedness was incurred or (ii) the Equity Interests in such Subsidiary, but in the case of clause (ii) only if such Subsidiary's sole business is the ownership and/or operation of such Project and substantially all of such Subsidiary's assets are associated with such Project. Indebtedness of a Subsidiary of the Company shall not fail to be Limited Recourse Debt solely by virtue of the fact that the holders of such Limited Recourse Debt have recourse to the Company or another Subsidiary of the Company pursuant to a Performance Guaranty.

                  "Management Investors" means the officers and employees of the Company or a Subsidiary of the Company who acquire Voting Stock of DHC or the Company on or after the Issue Date.

                  "Maturity Date" means March 15, 2012.

                  "Net Proceeds" means the aggregate Cash proceeds received by the Company in respect of any Asset Sale (including, without limitation, any Cash received upon the sale or other disposition of any non-Cash consideration received in any Asset Sale), net of (i) the costs directly related to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions and consent fees, (ii) taxes paid or payable as a result of such Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) amounts required to be applied to the repayment of indebtedness secured by a lien on the asset or assets that were the subject of such Asset Sale, and (iv) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                  "Non-Recourse Debt" means Indebtedness:

                  (1) as to which neither the Company, any Guarantor, nor any Restricted Subsidiary (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly liable as a guarantor or otherwise, or (iii) constitutes the lender; and

                  (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company, any Guarantor, or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its stated maturity;

                  provided that Performance Guarantees not prohibited under the High Yield Note Indenture will not cause any such Indebtedness not to be Non-Recourse Debt.

                  "Note Custodian" means the custodian with respect to any Global Note appointed by DTC, or any successor Person thereto, and shall initially be the Trustee.

                  "Note Register" has the meaning assigned to it in Section 2.3(a).

                  "Notes" means any of the Company's 7.5% Subordinated Unsecured Notes due 2012 issued and authenticated pursuant to this Indenture.

                  "Obligations" means, with respect to any Indebtedness, any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Indebtedness.

                  "Officer" means, when used in connection with any action to be taken by the Company, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller or the Secretary of the Company.

                  "Officers' Certificate" means, when used in connection with any action to be taken by the Company, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion of counsel, who, unless otherwise indicated in this Indenture, may be an employee of counsel for the Company and who shall be reasonably acceptable to the Trustee.

                  "Outstanding Notes" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

                  (A) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (B) Notes, or portions thereof, for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or an Affiliate of the Company) in trust or set aside and segregated in trust by the Company or an Affiliate of the Company (if the Company or such Affiliate of the Company is acting as Paying Agent) for the Holders of such Notes; provided that, if Notes (or portions thereof) are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                  (C) Notes which have been surrendered pursuant to Section 2.8 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company, provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company, any other obligor of the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company, any other obligor of the Notes or any Affiliate of the Company or of such other obligor.

                  "Paying Agent" has the meaning assigned to it in Section
2.3(a).

                  "Payment Blockage Notice" has the meaning assigned to it in
Section 10.3(a)(B).

                  "Performance Guaranty" means any agreement entered into by the Company or any Restricted Subsidiary of the Company under which the Company or such Restricted Subsidiary (i) guarantees the performance of a Subsidiary of the Company under a lease or sublease or under a service, management or operating agreement relating to a Project or (ii) guarantees the performance of CPIH or any of its Subsidiaries under a lease or sublease or under a service, management or operating agreement in existence on the Issue Date, as amended or modified on terms not materially less advantageous to the Company or such Restricted Subsidiary.

                  "Permitted Business" means any business of the type engaged in by the Company or any of its Restricted Subsidiaries as of the Issue Date or any business reasonably related, ancillary or complementary thereto.

                  "Permitted Holders" means (i) DHC and the Management Investors and (ii) any Related Party of a Person referred to in the immediately preceding clause (i).

                  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary of the Company:

                  (1) in the Company, a Restricted Subsidiary of the Company (other than a Bankrupt Subsidiary) or a Person that will, upon the making of such Investment, become a Restricted Subsidiary of the Company;

                  (2) consisting of intercompany loans to Bankrupt Subsidiaries, so long as (a) the proceeds of such loans are applied to working capital, maintenance, operation, payroll and other liquidity requirements in the ordinary course of business of such Bankrupt Subsidiaries, and (b) the aggregate amount of such intercompany loans outstanding to all Bankrupt Subsidiaries at any time does not exceed $3.0 million;

                  (3) in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary of the Company;

                  (4)      in Cash Equivalents;

                  (5) in receivables owing to the Company or any Restricted Subsidiary of the Company if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (6) in payroll, travel and similar advances to employees to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (7) in loans or advances to employees made in the ordinary course of business and not exceeding $4.0 million in the aggregate outstanding at any one time, of which not more than $2.0 million shall be for purposes other than employee relocation expenses;

                  (8) received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

                  (9) in any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Sale that was made pursuant to and in compliance with Section 3.7 or a transaction not constituting an Asset Sale by reason of the $10.0 million threshold contained in the definition thereof;

                  (10) that constitutes a Hedging Obligation or commodity hedging arrangement entered into for bona fide hedging purposes of the Company in the ordinary course of business and otherwise in accordance with this Indenture;

                  (11) in securities of any trade creditor, supplier or customer received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditor, supplier or customer;

                  (12) acquired as a result of a foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

                  (13) consisting of purchases and acquisitions of inventory, supplies, materials, equipment or contract rights or licenses or leases of intellectual property, in any case, in the ordinary course of business;

                  (14) consisting of intercompany Indebtedness not prohibited under the High Yield Note Indenture;

                  (15) consisting of a Guarantee not prohibited under the High Yield Note Indenture;

                  (16) the consideration for which consists solely of shares of Capital Stock (other than Disqualified Stock) of the Company;

                  (17) required to be made by the Company and its Restricted Subsidiaries under Performance Guarantees not prohibited under the High Yield Note Indenture;

                  (18) deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not made or acquired in contemplation of such acquisition;

                  (19) in prepaid expenses and leases, and in utility and workers' compensation performance and other similar deposits made in ordinary course of business;

                  (20) in CPIH and its Subsidiaries and in Unrestricted Subsidiaries of the Company to fund administrative services including, but not limited to, payroll, cash management, administration, billing, procurement, and equity investments the Company is required to make in CPIH and its Subsidiaries in a net amount not to exceed $20.0 million in the aggregate outstanding at any one time;

                  (21) under the CPIH Reimbursement Agreement or Tax Sharing Agreement;

                  (22) advances by the Company or a Restricted Subsidiary of the Company to fund expansion, replacements or improvements in respect of a publicly-owned Project, which advances are reimbursable by the owner of the Project;

                  (23)     made pursuant to the Plan of Reorganization; and

                  (24) other Investments having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) not exceeding $70.0 million in the aggregate outstanding at any one time.

                  "Permitted Junior Securities" means any securities of the Company or any other Person that are:

                  (A) common equity securities without special covenants; or

                  (B) unsecured debt securities expressly subordinated in right of payment to all Senior Indebtedness (as modified or issued in exchange for Senior Indebtedness by the Plan of Reorganization or other court order pursuant to which such securities are issued) that may at the time be outstanding, to the same extent as, or to a greater extent than, the Notes are subordinated as provided in the Indenture, and that have a final maturity date and a Weighted Average Life to Maturity which is at least one year after than the final maturity of all such Senior Indebtedness.

                  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries incurred or issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (A) other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased (whether legally or as to covenants only) or refunded (plus all accrued interest on such Indebtedness and the amount of all fees, expenses and premiums incurred in connection therewith); provided, however, that, notwithstanding the foregoing, Permitted Refinancing Indebtedness with respect to the Company and its Restricted Subsidiaries of the Existing Indebtedness, may be incurred in an amount not in excess of 110% of the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on such Indebtedness and the amount of all fees, expenses and premiums incurred in connection therewith);

                  (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary of the Company which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

or (B) Limited Recourse Debt or Non-Recourse Debt of municipally-sponsored privately-owned Projects so long as the terms of such Permitted Refinancing Indebtedness, taken as a whole, are not materially more restrictive to the Company and its Subsidiaries.

                  "Person" means an individual, partnership, limited partnership, corporation, company, limited liability company, unincorporated organization, trust, joint venture, or governmental agency or political subdivision thereof.

                  "Plan of Reorganization" means the Debtors' Second Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, filed with the United States Bankruptcy Court for the

Southern District of New York on January 14, 2004, as amended pursuant to the confirmation order thereof dated March 5, 2004.

                  "Post-Petition Interest" means all interest accrued or accruing after the commencement of any insolvency or liquidation proceeding (and interest that would accrue but for the commencement of any insolvency or liquidation proceeding) in accordance with an at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

                  "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "Project" means any waste-to-energy facility, electrical generation plant, cogeneration plant, water treatment facility or other facility for the generation of electricity or engaged in another line of business in which the Company and its Subsidiaries are permitted to be engaged hereunder for which a Subsidiary or Subsidiaries of the Company was, is or will be (as the case may be) an owner, operator, manager or builder, and shall also mean any two or more of such plants or facilities in which an interest has been acquired in a single transaction, so long as such interest constitutes an existing Investment on the Issue Date permitted hereunder; provided however, that a Project shall cease to be a Project at such time that the Company or any of its Subsidiaries ceases to have any existing or future rights or obligations (whether direct or indirect, contingent or matured) associated therewith.

                  "Record Date" has the meaning assigned to it in the Form of Face of Note contained in Exhibit A.

                  "Redemption Date" means, with respect to any redemption of Notes, the date fixed for such redemption pursuant to this Indenture and the Notes.

                  "Registrar" has the meaning assigned to it in Section 2.3(a).

                  "Related Party" means (a) with respect to DHC, (i) any direct or indirect wholly-owned Subsidiary of DHC, any Approved DHC Investor and any officer, director or employee of DHC or any wholly-owned Subsidiary of DHC, (ii) any spouse or lineal descendant (including by adoption and stepchildren) of the officers, directors and employees referred to in clause (a)(i) of this definition or (iii) any trust, corporation or partnership 100%-in-interest of the beneficiaries, stockholders or partners of which consists of one or more of the persons described in clauses (a)(i) or (a)(ii) of this definition; or (b) with respect to any Management Investor (i) any spouse or lineal descendant (including by adoption and stepchildren) of such officer or employee or (ii) any trust, corporation or partnership 100%-in-interest of the beneficiaries, stockholders or partners of which consists of such officer or employee, any of the persons described in clause (b)(i) of this definition or any combination thereof.

                  "Representative" means any trustee or other authorized agent or other Representative in any issue of Senior Indebtedness.

                  "Restricted Investment" means an Investment other than a Permitted Investment.

                  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company whereby the Company transfers such property to a Person and the Company leases it from such Person.

                  "Second Lien Letter of Credit Facility" means the Credit Agreement, dated as of 10, 2004, by and among the Company, each of its subsidiaries listed on the signature pages thereof, the financial institutions listed on the signature pages thereof and Bank One, N.A., as administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including any amendment and restatement thereof), modified, renewed, supplemented, refunded, replaced or refinanced in whole or in part from time to time, including any agreement extending the maturity of, consolidating or otherwise restructuring (including adding Subsidiaries of the Company as additional guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group; provided, however, that in no case shall any such amendment, modification, renewal, supplementation, refunding, replacement or refinancing cause the Second Lien Letter of Credit Facility to fail to comply with clause 3(b) of the definition of Senior Indebtedness, without regards to the duration of letters of credit issued thereunder.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Indebtedness" means, at any date, all Obligations of the Company under: (1) the Credit Agreements as set forth in the Plan of Reorganization, (2) the High Yield Notes Documents as set forth in the Plan of Reorganization, (3) Indebtedness of the Company incurred or issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund the Credit Agreements and the High Yield Notes Documents, provided, that (a) if the principal amount of such Indebtedness exceeds the principal amount of such Indebtedness as set forth in the Plan of Reorganization (plus all accrued interest on such Indebtedness and the amount of all fees, expenses and premiums incurred in connection therewith) extended, refinanced, renewed, replaced, defeased (whether legally or as to covenants only) or refunded, such excess must fall within the limits set forth under (4) below, and
(b) such Indebtedness has a final Stated Maturity later than the final Stated Maturity of and has a Weighed Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed replaced, defeased or refunded, and (4) any other Indebtedness of the Company with a principal amount of up to $50,000,000, that is designated by its express terms to be senior to the Notes.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

                  "Special Record Date" has the meaning assigned to it in
Section 2.11(b).

                  "Stated Maturity" means, with respect to any installment of interest or principal on any Indebtedness, the fixed date on which the payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness, but does not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the fixed date scheduled for the payment thereof.

                  "Subsidiary" means, with respect to any specified Person:

                  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                  (2) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of such Person (or any combination thereof);

provided, however, that, except to the extent expressly indicated, the term "Subsidiary," when used with respect to the Company or its Restricted Subsidiaries, shall not include CPIH or any of its Subsidiaries.

                  "Tax Sharing Agreement" means the Tax Sharing Agreement among DHC, the Company and CPIH and any amendments, modifications or extensions thereof on terms not materially less favorable to the Company and its Restricted Subsidiaries, taken as a whole, than the terms of such agreement as in effect on the Issue Date.

                  "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture (except as otherwise provided in this Indenture).

                  "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Trustee" means the party named as such in the introductory paragraph of this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.

                  "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

                  (1)      has no Indebtedness other than Non-Recourse Debt;

                  (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                  (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                  (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 3.10. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements to be an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date. The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if no Default or Event of Default would be in existence following such designation.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors or comparable governing body of such Person.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount of such Indebtedness.

         1.2 Incorporation by Reference of Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with the duties that would be imposed by any of Sections 310 to 317 of the TIA through operation of
Section 318(c) thereof on any person if this Indenture were qualified under the TIA, such imposed duties shall control.

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Rules or Regulations of the Commission have the meanings assigned to them by such definitions.

         1.3      Rules of Construction. Unless the context otherwise requires:

         (i)      a term has the meaning assigned to it;

         (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (iii)    "or" is not exclusive;

         (iv)     "including" means including without limitation; and

         (v) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE II

                                    THE NOTES

         2.1      Form and Dating.

         (a) The Notes will be issued in fully-registered certificated form without coupons, and only in denominations of $500 and any integral multiple thereof, and will be issued initially solely in global form. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A.

         (b) The terms and provisions of the Notes, the form of which is in Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby. Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

         (c) The Notes may have notations, legends or endorsements as specified in Exhibit A or as otherwise required by law, stock exchange rule or DTC rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

         2.2      Execution and Authentication.

         (a) Two Officers shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

         (b) A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery Notes upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the "Company Order"). A Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount that may be authenticated and delivered under this Indenture is limited up to $50 million, except for Notes authenticated and delivered in exchange for or in lieu of Notes pursuant to Sections 2.7, 2.8, 2.9 and 4.7. Other than Notes authenticated and delivered in exchange for or in lieu of Notes pursuant to Sections 2.7, 2.8, 2.9 and 4.7, Notes may only be authenticated and delivered to (i) creditors as provided for under the Plan of Reorganization, (ii) unsecured creditors under the plans of reorganization of the Bankrupt Subsidiaries or (iii) additional Holders, provided that, without increasing the maximum aggregate amount of Notes to be issued under this Indenture above $50 million (x) the Notes issued to any such additional Holders shall not exceed 20% of the sum of the aggregate amounts issued under (i) and (ii) above, and (y) in no event shall any such issuances be made prior to the completion of all issuances of Notes under (i) and (ii) above.

         (c) The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

         2.3      Registrar and Paying Agent.

         (a) The Company shall maintain an office or agency in the Borough of Manhattan, City of New York, where Notes may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), where Notes may be presented for payment (the "Paying Agent") and for the service of notices and demands to or upon the Company in respect of the Notes and this Indenture. The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Note Register"). The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

         (b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-Registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company may act as Paying Agent, Registrar, co-Registrar or transfer agent.

         (c) The Company initially appoints the Trustee at its Corporate Trust Office as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes and this Indenture, until such time as another Person is appointed as such.

         2.4 Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing of any Default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this
Section 2.4, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. Upon any proceeding under any Bankruptcy Law with respect to the Company or any Affiliate of the Company, if the Company or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Company or such Affiliate as Paying Agent.

         2.5 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

         2.6      Global Note Provisions.

         (a) Each Global Note initially shall: (i) be registered in the name of DTC or the nominee of DTC; (ii) be delivered to the Note Custodian; and
(iii) bear the appropriate legend, as set forth on Exhibit A. Any Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as provided in this Indenture.

         (b) Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Note Custodian under such Global Note, and DTC may be treated by the Company, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

         (c) Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes. Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests only if:

                           (A)      DTC notifies the Company that it is
                  unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 120 days of such notice,

                           (B) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Note shall be so exchangeable, or

                           (C) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this paragraph (c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

         2.7      Transfer and Exchange.

         (a) Transfers. Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of DTC or to a successor of DTC or such successor's nominee.

                           (A) When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article II, the Company will execute and upon Company Order the Trustee will authenticate Notes at the Registrar's or co-Registrar's written request.

                           (B) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Article IV or Section 9.5).

                           (C) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note for a period beginning: (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing, or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date.

                           (D)      Prior to the due presentation for
                  registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such
                  Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar shall be affected by notice to the contrary.

                           (E) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

         (b) No Obligation of the Trustee. The Trustee shall have no responsibility or obligation to any beneficial owner of an interest in a Global Note, an Agent Member or other

Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global
Note). The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its Agent Members and any beneficial owners.

         (c) Retention of Documents. The Registrar and co-Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article II. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

         2.8      Mutilated, Destroyed, Lost or Stolen Notes.

         (a) If a mutilated Note is surrendered to the Registrar or co-Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall execute and upon Company Order the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee and the Company. If required by the Trustee or the Company, such Holder shall furnish an affidavit of loss and indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-Registrar from any loss that any of them may suffer if a Note is replaced, and, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

         (b) Upon the issuance of any new Note under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

         (c) Every new Note issued pursuant to this Section 2.8 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         2.9 Temporary Notes. Until definitive Notes are ready for delivery, the Company may execute and upon Company Order the Trustee will authenticate temporary Notes.

Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company will prepare and execute and upon Company Order the Trustee will authenticate definitive Notes. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company will execute and upon Company Order the Trustee will authenticate and make available for delivery in exchange therefor one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

         2.10 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, co-Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of cancelled Notes in accordance with its policy of disposal or return to the Company all Notes surrendered for registration of transfer, exchange, payment or cancellation. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange upon Company Order.

         2.11     Defaulted Interest.

         (a) When any installment of interest becomes Defaulted Interest, such installment shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) shall be paid by the Company, at its election, as provided in Sections 2.11(b) or (c).

         (b) The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (a "Special Record Date"), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest and interest payable on such Defaulted Interest, if any, proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest and interest payable on such Defaulted Interest, if any, or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest and interest payable on such Defaulted Interest, if any, as provided in this Section 2.11(b). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, and interest payable on such Defaulted Interest, if any, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and interest payable on such Defaulted Interest, if any, and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder's address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and interest payable on such Defaulted Interest, if any, and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest and interest payable on such Defaulted Interest, if any, shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to Section 2.11(c).

         (c) Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of the securities exchange, if any, on which the Notes are listed if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.11(c), such manner of payment shall be deemed practicable by the Trustee.

                                   ARTICLE III

                                    COVENANTS

         3.1      Payment of Notes.

         (a) The Company shall pay the principal of and interest (including Defaulted Interest) on the Notes in U.S. Legal Tender on the dates and in the manner provided in the Notes and in this Indenture. Prior to 10:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to make Cash payments of the principal and interest due on such Interest Payment Date or Maturity Date, as the case may be. If the Company or an Affiliate of the Company is acting as Paying Agent, the Company or such Affiliate shall, prior to 10:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, segregate and hold in trust U.S. Legal Tender sufficient to make Cash payments of principal and interest due on such Interest Payment Date or Maturity Date, as the case may be. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Company or an Affiliate of the Company) holds in accordance with this Indenture U.S. Legal Tender designated for and sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

         (b) Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

         3.2      Maintenance of Office or Agency.

         (a) The Company shall maintain each office or agency required under Section 2.3. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         (b) The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

         3.3 Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect

                  (1) its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective or organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; and

                  (2) the material rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, of the Company or any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not materially adverse to the Holders of the Notes or such action as is otherwise permitted by this Indenture.

         3.4 Compliance Certificate. The Company shall deliver to the Trustee within 105 days after the end of each Fiscal Year of the Company an Officers' Certificate that complies with TIA Section 314(a)(4) stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with any other applicable requirements of TIA Section 314(a)(4).

         3.5 Further Instruments and Acts. The Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper or as the Trustee may reasonably request to carry out more effectively the purpose of this Indenture.

         3.6      Restricted Payments

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or any Restricted Subsidiary);

                  (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company held by a Person other than the Company or a Restricted Subsidiary of the Company;

                  (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated by its terms in right of payment to the Notes, except payments of interest or principal at the Stated Maturity thereof; or

                  (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

                  (5) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

                  (6) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four quarter period, have been permitted to incur at least $1.00 of additional Indebtedness under the Consolidated Coverage Ratio Test; and

                  (7) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9),
         (10), (11) (other than payments with respect to Equity Interests of the Company or any of its Restricted Subsidiaries), (12) and (13) of
         Section 3.6(b)), is less than the sum, without duplication, of:

                           (A) 50% of the aggregate Consolidated Net Income of the Company (or, in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) accrued for the period beginning on the Issue Date and ending on the last day of the Company's most recent fiscal quarter for which financial information is available to the Company ending prior to the date of such proposed Restricted Payment, taken as one accounting period, plus

                           (B) 100% of the aggregate net cash proceeds received by the Company since the Issue Date (x) from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or Disqualified Stock or debt or other securities of the Company that have been converted into or exchanged for such Equity Interests (other than (i) Equity Interests (or Disqualified Stock or convertible or exchangeable debt or other securities) sold to a Subsidiary of the Company or any employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of its employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust owed to the Company or any of its Subsidiaries or Indebtedness guaranteed by the Company or any of its Subsidiaries, and (ii) Disqualified Stock or convertible or exchangeable debt or other securities that have been converted into or exchanged for Disqualified Stock), and
                  (y) as capital contributions from its shareholders, plus ----

                           (C)      to the extent that any Unrestricted
                  Subsidiary is redesignated as a Restricted Subsidiary after the Issue Date, the fair market value of such Subsidiary, as determined by the Board of Directors, as of the date of such redesignation, plus

                           (D) the sum of (i) the aggregate amount in cash returned to the Company or any of its Restricted Subsidiaries and (ii) the aggregate principal amount of Indebtedness of the Company or any of its Restricted Subsidiaries cancelled, in each case with respect to Restricted Investments made after the Issue Date whether through interest payments, principal payments, dividends, or other distributions or the forgiveness or cancellation of Indebtedness, plus

                           (E) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition or sale (other than to a Restricted Subsidiary), or liquidation, retirement or redemption of all or any portion of Restricted Investments made after the Issue Date, plus

                           (F)      the net reduction in Investments in
                  Unrestricted Subsidiaries resulting from payments of dividends, repayments of the principal of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or any of its Restricted Subsidiaries, plus

                           (G) in the event that the Company or any of its Restricted Subsidiaries makes any Investment in a Person that, as a result of or in connection with such Restricted Investment, becomes a Restricted Subsidiary, an amount equal to such portion of the Company's or any of its Restricted Subsidiaries' existing Investments in such Person that was previously treated as a Restricted Payment.

         (b)      The provisions of Section 3.6(a) will not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture; provided, however, that any such dividend will be included in the calculation of the amount of Restricted Payments (without duplication for declaration);

                  (2) the making of any Restricted Investment or the payment on or with respect to or, the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any of its Restricted Subsidiaries or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale of, Equity Interests of the Company (other than (i) Disqualified Stock and (ii) Equity Interests issued or sold to a Restricted Subsidiary of the Company or to any employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of its employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust owed to the Company or any of its Subsidiaries or Indebtedness guaranteed by the Company or any of its Subsidiaries) or out of the net cash proceeds of substantially concurrent capital contributions made to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Investment, redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (7)(B) of Section 3.6(a);

                  (3) the defeasance (whether legally or as to covenants only), redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any of its Restricted Subsidiaries or Disqualified Stock of the Company with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                  (4) the declaration and payment of any dividend by a Restricted Subsidiary of the Company to the holders of such Restricted Subsidiary's Equity Interests on a pro rata basis;

                  (5) the retirement of any shares of Disqualified Stock of the Company by conversion into, or by exchange for, shares of Disqualified Stock of the Company, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other shares of Disqualified Stock of the Company; provided that the Disqualified Stock of the Company that replaces the retired shares of Disqualified Stock of the Company shall not require the direct or indirect payment of any liquidation preference earlier in time than the final Stated Maturity of the retired shares of Disqualified Stock of the Company;

                  (6) payments required to be made or otherwise contemplated pursuant to the Plan of Reorganization;

                  (7) payments required to be made pursuant to the CPIH Reimbursement Agreement, the Corporate Services Reimbursement Agreement or Tax Sharing Agreement;

                  (8) payments in respect of the limited partnership interests in Covanta Onondaga Limited Partnership and Covanta Huntington Limited Partnership pursuant to the limited partnership agreements of such entities as in effect on the Issue Date and as amended, modified or extended on terms not materially less favorable to the Company and its Restricted Subsidiaries, taken as a whole;

                  (9) repurchases of Equity Interests deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof;

                  (10) payments in satisfaction of earn-out and deferred purchase price obligations pursuant to agreements relating to the acquisition of any Person which, following such acquisition, would be a Restricted Subsidiary of the Company;

                  (11) any Restricted Payments made pursuant to any employee benefit plan, arrangement or perquisite (including plans, arrangements or perquisites for the benefit of directors) or employment agreements or other compensation arrangements, in each case as approved by the Board of Directors in its good faith judgment;

                  (12) the distribution, as a dividend or otherwise, of Equity Interests of, or Indebtedness owed to the Company or a Restricted Subsidiary of the Company by, any Unrestricted Subsidiary of the Company;

                  (13) payments or distributions to dissenting stockholders pursuant to applicable law or pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Section 5.1;

                  (14) any purchase, redemption, retirement or other acquisition for value of any subordinated Indebtedness pursuant to the provisions of such Indebtedness relating to a change of control or sale of assets; provided that the Company shall have complied with any requirement to make a Change of Control Offer or Asset Sale Offer, as the case may be, in connection with such change of control or sale of assets; and

                  (15) other Restricted Payments in an aggregate amount not to exceed $10.0 million.

         (c) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined, in good faith, by the Board of Directors. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $15.0 million and if the Restricted Payment is to be made to an Affiliate of the Company or to the holders of or in respect of any Equity Interest. Not later than the date of making any Restricted Payment having a fair market value exceeding $15.0 million, the Company will deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 3.6 (c) were computed, together with a copy of the fairness opinion or appraisal required by this Indenture. In determining whether any Restricted Payment is permitted by the covenant described above, the Company may in its sole discretion allocate all or any portion of such Restricted Payment among the categories described in the immediately preceding paragraph or among such categories and the types of Restricted Payments described in the first paragraph under the "Restricted Payments" heading above; provided that at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of the covenant described above.

         3.7      Asset Sales.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

                  (2) the fair market value is determined by the Board of Directors and evidenced by a resolution of the Board of Directors and, if such fair market value is in excess of $15.0 million, is set forth in an Officer's Certificate delivered to the Trustee; and

                  (3) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of Cash or Cash Equivalents. For purposes of this clause (3), each of the following will be deemed to be Cash:

                           (A) any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any of its Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

                           (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee converted by the Company or such Restricted Subsidiary within 90 days into cash or Cash Equivalents, to the extent of the cash and Cash Equivalents received in that conversion; and

                           (C) any Voting Stock or assets of the kind referred to in clause (2) or (4) of Section 3.7 (b).

         (b) Within 425 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may, at its option and to the extent it elects, apply (i) 33% of all such Net Proceeds received after the Issue Date and until the aggregate Net Proceeds received by the Company and all of its Restricted Subsidiaries equal $7.5 million, and (ii) thereafter, 100% of such Net Proceeds:

                  (1) to repay or cash collateralize Bank Indebtedness and, to the extent the Bank Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

                  (2)      to redeem the High Yield Notes in whole or in part;

                  (3) to repay any other Senior Indebtedness in whole or in part;

                  (4) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, a Permitted Business, or to make a Permitted Investment in another Person that is engaged in a Permitted Business;

                  (5) to make capital expenditures that are used or useful in a Permitted Business;

                  (6) to acquire other assets that are used or useful in a Permitted Business; or

                  (7)      any combination of the foregoing;

provided that the Company and any such Restricted Subsidiary will be deemed to have applied such Net Proceeds in accordance with clause (2) or clause (4) of this Section 3.7(b) if, within 365 days after the date of such Asset Sale, the Company or such Restricted Subsidiary shall have entered into, and not abandoned or rejected, a binding agreement with respect to an acquisition, expenditure or Investment that would result in such application of such Net Proceeds and that acquisition, expenditure or Investment is thereafter completed within 455 days after the date of such Asset Sale.

         (c) Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

         (d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 3.7(b), other than Net Proceeds not required to be applied or invested in the manner specified in Section 3.7(b), will constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will, to the extent permitted under the High Yield Note Indenture and the Intercreditor Agreement, make an Asset Sale Offer to all Holders of Notes and to all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase or redeem the maximum principal amount of the Notes and such other pari passu Indebtedness that may be purchased or redeemed out of the Excess Proceeds. The offer price for the Notes in any Asset Sale Offer will be equal to 100% of the principal plus accrued and unpaid interest on the Notes to be purchased, to the date fixed for the closing of such Asset Sale Offer in accordance with the procedures set forth in this Indenture, and will be payable in cash. If the date of purchase is on or after an interest record date and on or before the related Interest Payment Date, accrued and unpaid interest, if any, will be paid to the Holder in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender pursuant to the Asset Sale Offer. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by the High Yield Note Indenture. If the aggregate principal of Notes and the amount of other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased or redeemed on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

         (e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 4.8 or this Section 3.7, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under
Section 4.8 or this Section 3.7 by virtue of such conflict.

         (f) Notwithstanding the foregoing, to the extent the Intercreditor Agreement is in effect, any Asset Sale shall be governed by the terms of the Intercreditor Agreement to the extent that the applicable terms of this Indenture are inconsistent therewith. Furthermore, the Company shall not be required to make any Asset Sale Offer to the extent such offer would be prohibited by the terms of any Senior Indebtedness.

         3.8      Transactions with Affiliates.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its Affiliates (each, an "Affiliate Transaction"), unless:

                  (1) the Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

                  (2)      the Company delivers to the Trustee:

                           (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with this
                  Section 3.8 and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction; and

                           (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30.0 million, an opinion as to the fairness to the Company and its Restricted Subsidiaries of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         (b) The following transactions will not be deemed to be Affiliate Transactions and therefore will not be subject to the provisions of Section 3.8(a):

                  (1) any Restricted Payment permitted to be made pursuant to Section 3.6 and any Permitted Investment;

                  (2) payments made pursuant to the CPIH Reimbursement Agreement, the Corporate Services Reimbursement Agreement and the Tax Sharing Agreement;

                  (3) any employment, service or termination agreement entered into in the ordinary course of business;

                  (4) any issuance of Equity Interests (other than Disqualified Stock), or other payments, awards or grants in cash, Equity Interests (other than Disqualified Stock) or otherwise pursuant to, or the funding of, employment arrangements, employee stock options and employee stock ownership plans approved by the Board of Directors;

                  (5) loans or advances to employees of the Company or its Subsidiaries in the ordinary course of business permitted by clause (7) of the definition of Permitted Investments;

                  (6) the payment or provision of reasonable fees, compensation or employee benefit plans, arrangements or perquisites to, and any indemnity provided for the benefit of, directors, officers, consultants or employees of the Company or any Subsidiary in the ordinary course of business;

                  (7) any transaction between or among the Company and its Restricted Subsidiaries or between Restricted Subsidiaries of the Company;

                  (8) transactions with customers, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case which are in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture, and which are fair to the Company and its Restricted Subsidiaries, as applicable, in the reasonable determination of the Board of Directors;

                  (9) transactions with the Investor Parties pursuant to the Indemnification Agreement, the Second Lien Letter of Credit Facility and any other agreement in existence on the Issue Date, between the Company, DHC or any Investor Party, as such agreement may thereafter be amended, modified, restated, renewed, extended, refinanced, refunded or replaced, as applicable, on terms not materially less favorable to the Company and its Restricted Subsidiaries, taken as a whole, than those terms in effect on the Issue Date, and any such amendment, modification, restatement, renewal, extension, refinancing, refunding or replacement;

                  (10) transactions with CPIH and its Subsidiaries pursuant to agreements in existence or entered into on the Issue Date, as such agreements may thereafter be amended, modified, restated, renewed, extended, refinanced, refunded or replaced, as applicable, on terms not materially less favorable to the Company and its Restricted Subsidiaries, taken as a whole, than the terms of such agreements as in effect on the Issue

Date, and any such amendment, modification, restatement, renewal, extension, refinancing, refunding or replacement;

                  (11) transactions pursuant to any other arrangement, contract or agreement in existence on the Issue Date, as such arrangement, contract or agreement may thereafter be amended, modified, restated, renewed, extended, refinanced, refunded or replaced from time to time; provided that any such amendment, modification, restatement, renewal, extension, refinancing, refunding or replacement is on terms not materially less favorable to the Company and its Restricted Subsidiaries, taken as a whole, than the arrangement, contract or agreement in existence on the Issue Date; and

                  (12) sales of Equity Interests, other than Disqualified Stock, of the Company to Affiliates of the Company.

         3.9      Offer to Repurchase Upon Change of Control.

         (a)      Subject to the Company's right to redeem the Notes pursuant to
Section 4.1, upon the occurrence of a Change of Control, the Company will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (in a minimum aggregate principal amount at Stated Maturity of $500 or an integral multiple of $500) of such Holder's Notes at a purchase price in cash equal to 101% of the principal of the Notes repurchased plus accrued and unpaid interest on the Notes repurchased to the date of repurchase (the "Change of Control Payment"). Within 10 days following any Change of Control, unless the Company has sent a redemption notice pursuant to Section 4.3 for all of the Notes, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

                  (1) that the Change of Control Offer is being made pursuant to this Section 3.9 and that all Notes tendered will be accepted for payment;

                  (2) the purchase price and the purchase date, which date shall be no earlier than 30 days and no later than 60 days after the date on which such notice is mailed (the "Change of Control Payment Date");

                  (3) that any Note not tendered will continue to accrue interest;

                  (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder; the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

                  (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $500 in principal amount or an integral multiple thereof.

         (b) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 4.8 or this Section 3.9, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 4.8, or this Section 3.9 by virtue of such conflict.

         (c) On the Change of Control Payment Date, the Company shall, to the extent lawful:

                  (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

                  (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

                  (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

         Any Note so accepted for payment shall cease to accrue interest on and after the Change of Control Payment Date.

         (d) The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a minimum aggregate principal amount of $500 or an integral multiple thereof. If the Change of Control Payment Date is on or after an interest record date and on or before the related Interest Payment Date, accrued and unpaid interest, if any, will be paid to the Holder in whose name a note is registered at the close of business on such record date, and no additional interest will be payable to the holders who tender pursuant to the Change of Control Offer. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (e) Notwithstanding anything to the contrary in this Section 3.9, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.9 and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer.

         3.10     Designation of Restricted and Unrestricted Subsidiaries.

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary, if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly so designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of Section
3.6 or Permitted Investments, as determined by the Company. Such a designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the criteria for being an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

                                   ARTICLE IV

                          OPTIONAL REDEMPTION OF NOTES

         4.1 Optional Redemption. The Company may redeem the Notes, as a whole or from time to time in part, subject to the conditions and at 100% of the outstanding principal amount thereof.

         4.2 Election to Redeem. The Company shall evidence its election to redeem any Notes pursuant to Section 4.1 by a Board Resolution.

         4.3      Notice of Redemption.

         (a) The Company shall give or cause the Trustee to give notice of redemption, in the manner provided for in Section 11.2, not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed. If the Company itself gives the notice, it shall also deliver a copy to the Trustee.

         (b) If either (i) the Company is not redeeming all Outstanding Notes, or (ii) the Company elects to have the Trustee give notice of redemption, then the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date (unless the Trustee is satisfied with a shorter period), an Officers' Certificate requesting that the Trustee select the Notes to be redeemed and/or give notice of redemption and setting forth the information required by paragraph (c) of this Section 4.3 (with the exception of the identification of the particular Notes, or portions of the particular Notes, to be redeemed in the case of a partial redemption). If the Company elects to have the Trustee give notice of redemption, the Trustee shall give the notice in the name of the Company and at the Company's expense.

         (c)      All notices of redemption shall state:

                           (A)      the Redemption Date,

                           (B) the redemption price and the amount of any accrued interest payable as provided in Section 4.6,

                           (C) whether or not the Company is redeeming all Outstanding Notes,

                           (D)      if the Company is not redeeming all
                  Outstanding Notes, the aggregate principal amount of Notes that the Company is redeeming and the aggregate principal amount of Notes that will be Outstanding after the partial redemption, as well as the identification of the particular Notes, or portions of the particular Notes, that the Company is redeeming,

                           (E) if the Company is redeeming only part of a Note, the notice that relates to that Note shall state that on and after the Redemption Date, upon surrender of that Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount of the Note remaining unredeemed,

                           (F) that on the Redemption Date the redemption price and any accrued interest payable to the Redemption Date as provided in Section 4.6 will become due and payable in respect of each Note, or the portion of each Note, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on each Note, or the portion of each Note, to be redeemed, will cease to accrue on and after the Redemption Date,

                           (G) the place or places where a Holder must surrender the Holder's Notes for payment of the redemption price, and

                           (H) the CUSIP or ISIN number, if any, listed in the notice or printed on the Notes, and that no representation is made as to the accuracy or correctness of such CUSIP or ISIN number.

         4.4      Selection of Notes to Be Redeemed in Part.

         (a) If there is more than one Holder of the Notes and if the Company is not redeeming all Outstanding Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, by lot. The Trustee shall make the selection from the Outstanding Notes not previously called for redemption. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount of the Notes to be redeemed. In the event of a partial redemption by lot, the Trustee shall select the particular Notes to be redeemed not less than 30 nor more than 60 days prior to the relevant Redemption Date from the Outstanding Notes not previously called for redemption. The Company may redeem Notes in denominations of $500 only in whole. The Trustee may select for redemption portions (equal to $500 or any integral multiple of $500) of the principal of Notes that have denominations larger than $500.

         (b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of that Note which has been or is to be redeemed.

         4.5 Deposit of Redemption Price. Prior to 10:00 a.m. New York City time on the relevant Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money in immediately available funds sufficient to pay the redemption price of, and accrued interest on, all the Notes that the Company is redeeming on that date.

         4.6 Notes Payable on Redemption Date. If the Company, or the Trustee on behalf of the Company, gives notice of redemption in accordance with this Article IV, the Notes, or the portions of Notes, called for redemption, shall, on the Redemption Date, become due and payable at the redemption price specified in the notice (together with accrued interest, if any, to the Redemption Date), and from and after the Redemption Date (unless the Company shall default in the payment of the redemption price and accrued interest) the Notes or the portions of Notes called for redemption shall cease to bear interest. Upon surrender of any Note for redemption in accordance with the notice, the Company shall pay the Notes at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). If the Company shall fail to pay any Note called for redemption upon its surrender for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

         4.7 Unredeemed Portions of Partially Redeemed Note. Upon surrender of a Note that is to be redeemed in part, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of the Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by the Holder, in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note surrendered, provided that each new Note will be in a principal amount of $500 or integral multiple of $500.

         4.8      Offer to Purchase by Application of Excess Proceeds.

         (a) In the event that, pursuant to Section 3.7, the Company is required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it will follow the procedures specified below.

         (b) Subject to the Intercreditor Agreement and the High Yield Notes Indenture, the Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Company will apply all Excess Proceeds (the "Offer Amount") to the purchase or redemption of Notes and such other pari passu Indebtedness containing provisions similar to this Section 4.8 (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

         (c) If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         (d) Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

                  (1) that the Asset Sale Offer is being made pursuant to this Section 4.8 and Section 3.7 and the length of time the Asset Sale Offer will remain open;

                  (2)      the Offer Amount, the offer price and the Purchase
         Date;

                  (3) that any Note not tendered or accepted for payment will continue to accrue interest;

                  (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

                  (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $500 of principal at Stated Maturity only;

                  (6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (7) that Holders will be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (8) that, if the aggregate purchase or redemption price of Notes and other pari passu Indebtedness surrendered by Holders exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased or redeemed on a pro rata basis based on the principal amount of the Notes and principal of such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $500 of principal at Stated Maturity, or integral multiples thereof, will be purchased); and

                  (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount at Stated Maturity to that of the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         (e) On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officer's Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.8. The Company, the depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company will authenticate and mail or deliver such new Note to such Holder, in a principal amount at Stated Maturity equal to that of any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

         (f) Other than as specifically provided in this Section 4.8, any purchase pursuant to this Section 4.8 shall be made in accordance with the provisions of Sections 4.3 through 4.7.

         (g) The Company shall not be required to make any Asset Sale Offer to the extent such offer would be prohibited by the terms of any Senior Indebtedness or the Intercreditor Agreement.

                                   ARTICLE V

                                    SUCCESSOR

         5.1      Merger, Consolidation, or Sale of Assets.

         (a) The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

                  (1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

                  (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and this Indenture, pursuant to a supplemental indenture or other agreements reasonably satisfactory to the Trustee;

                  (3) immediately after giving effect to such transaction no Default or Event of Default exists;

                  (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period,
         (i) be permitted to incur at least $1.00 of additional Indebtedness under the Consolidated Coverage Ratio Test or (ii) (A) would have a Consolidated Coverage Ratio greater than the Consolidated Coverage Ratio of the Company immediately prior to such transaction and without taking into account such transaction and any related financing transactions and (B) has received and delivered to the Trustee letters from Moody's and S&P stating that the High Yield Notes (if any are outstanding at that time), after giving effect to such transaction and any related financing transactions, will be rated at least "Ba1" and "BB" by such agencies, respectively; and

                  (5) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture.

         (b) In addition, the Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.1 will not prohibit
(i) any sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any Restricted Subsidiary, (ii) any Restricted Subsidiary from consolidating with, merging into or transferring all or part of its assets to the Company, or (iii) the Company from merging with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

         (c) In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the surviving Person and the surviving Person is to assume all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture, such surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company would be discharged from its obligations under this Indenture and the Notes.

         5.2      Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.1, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, and interest and premium, if any, on, the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.1.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

         6.1      Events of Default.

         (a)      Each of the following is an "Event of Default":

                           (A) default in the payment when due of the principal of any Notes, including the failure to make a required payment to purchase Notes tendered pursuant to an optional redemption, except if the Company is prohibited from making such payment pursuant to Section 10.3 and for five Business Days after the relevant prohibition is terminated;

                           (B) default for 30 days or more in the payment when due of interest on any Notes, except if the Company is prohibited from making such payment pursuant to Section 10.3 and for five Business Days after the relevant prohibition is terminated;

                           (C) the failure to perform or comply with any other covenant or agreement contained in the Indenture or in the Notes for 60 days or more after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes;

                           (D)      a Bankruptcy Event of Default; and

                           (E)      default by the Company under any
                  Indebtedness which results in the acceleration of such Indebtedness prior to its Stated Maturity and the principal or accreted amount of Indebtedness at the relevant time aggregates $20 million or more.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         (b) The Company shall deliver to the Trustee upon becoming aware of any Default or Event of Default written notice in the form of an Officers' Certificate of any Default or Event of Default, their status and what action the Company proposes to take in respect thereof.

         6.2      Acceleration.

         (a) If an Event of Default (other than an Event of Default specified in Section 6.1(a)(D) above) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of Outstanding Notes may declare the unpaid principal of and accrued and unpaid interest on all the Notes to be immediately due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a "notice of acceleration." If an Event of Default specified in Section 6.1(a)(D) above occurs with respect to the Company, then the unpaid principal of and accrued and unpaid interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         (b) At any time after a declaration of acceleration with respect to the Notes as described in Section 6.2(a), the Holders of a majority in aggregate principal amount of the Outstanding Notes may rescind and cancel such declaration and its consequences:

                           (A) if the rescission would not conflict with any judgment or decree;

                           (B) if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration; and

                           (C) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances.

No rescission shall affect any subsequent Default or impair any rights relating thereto.

         6.3      Other Remedies.

         (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         6.4 Waiver of Past Defaults. The Holders of not less than a majority in principal of the aggregate principal amount of the Outstanding Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

         6.5 Control by Majority. The Holders of a majority in aggregate principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. Subject to Sections 7.1 and 7.2, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture unless the Holders have offered to the Trustee reasonable indemnity; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

         6.6 Limitation on Suits. No Holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless:

         (a) such Holder gives to the Trustee written notice of a continuing Event of Default;

         (b) Holders of at least 25% in aggregate principal amount of the then Outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holders of the Notes provide to the Trustee satisfactory indemnity;

         (d) the Trustee does not comply with the request delivered in clause (b) within 60 days; and

         (e) during such 60 day period the Holders of a majority in aggregate principal amount of the Outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request.

         6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of or interest on the Notes held by such Holder, on or after the respective due dates, Redemption Dates or repurchase date expressed in this Indenture or the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         6.8 Collection Suit by Trustee. If an Event of Default specified in Sections 6.1(a)(A) and 6.1(a)(B) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with applicable interest on any overdue principal and, to the extent lawful, interest on overdue interest) and the amounts provided for in Section 7.7.

         6.9      Trustee May File Proofs of Claim, etc.

         (a) The Trustee may (irrespective of whether the principal of the Notes is then due):

                           (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders under this Indenture and the Notes allowed in any bankruptcy, insolvency, liquidation or other judicial proceedings relative to the Company or its respective creditors or properties; and

                           (B) collect and receive any moneys or other property payable or deliverable in respect of any such claims and distribute them in accordance with this Indenture.

Any receiver, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee pursuant to Section 7.7.

         (b) Nothing in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         6.10 Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                  FIRST:  to the Trustee for amounts due under Section 7.7;

                  SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                  THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may, upon notice to the Company, fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

         6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of Outstanding Notes.

                                   ARTICLE VII

                                     TRUSTEE

         7.1      Duties of Trustee.

         (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of a Default or an Event of Default actually known to the Trustee:

                           (A) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (B) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (A) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

                           (B) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (C) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.2, 6.4 or 6.5.

         (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

         (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (g) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Article VII and to the provisions of the TIA.

         (h) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

         7.2      Rights of Trustee. Subject to Section 7.1:

         (a) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting at the direction of the Company, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

         (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) If the Trustee shall determine, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

         (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

         (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

         (i) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

         7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         7.4 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or in any other document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee's certificate of authentication.

         7.5 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if the Trustee has actual knowledge thereof, the Trustee shall mail to each Holder as their names and addresses appear on the Holder list described in Section 2.5, notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

         7.6 Reports by Trustee to Holders. The Trustee shall comply with TIA Section 313. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

         7.7      Compensation and Indemnity.

         (a) The Company shall pay to the Trustee, from time to time, reasonable compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts.

         (b) The Company shall indemnify the Trustee, and hold it harmless, against any and all loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by it without negligence, willful misconduct or bad faith on its part in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own negligence, willful misconduct or bad faith.

         (c) To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or indebtedness of the Company.

         (d) The Company's payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses (including the fees and expenses of its agents and counsel) after the occurrence of a Bankruptcy Event of Default, the expenses are intended to constitute expenses of administration under any Bankruptcy Law and shall be preferred over Holders in a proceeding under any Bankruptcy Law; provided, however, that this shall not affect the Trustee's rights as set forth in this Section 7.7 or Section 6.10.

         7.8      Replacement of Trustee.

         (a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee reasonably acceptable to the Company. The Company shall remove the Trustee if:

                           (A)      the Trustee fails to comply with Section
                  7.10;

                           (B)      the Trustee is adjudged bankrupt or
                  insolvent;

                           (C) a receiver or other public officer takes charge of the Trustee or its property; or

                           (D) the Trustee otherwise becomes incapable of acting.

         (b) If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

         (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in
Section 7.7.

         (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Outstanding Notes may petition, at the Company's expense, any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

         7.9      Successor Trustee by Merger.

         (a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         (b) In case at the time such successor or successors to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

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

         7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

         7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

                             DISCHARGE OF INDENTURE

         8.1 Satisfaction and Discharge. The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all Outstanding Notes when:

         (a)      either:

                           (A)      all the Notes theretofore executed,
                  authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation, or

                           (B) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, and the Company has irrevocably deposited or caused to be deposited with the Trustee to be held in trust U.S. Legal Tender or U.S. Government Obligations sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of and interest on the Notes to the date of deposit, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment;

         (b) the Company has paid all other sums payable under this Indenture and the Notes by the Company; and

         (c) the Company has delivered to the Trustee an Officers' Certificate stating that all conditions under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

         8.2 Survival of Obligations.Notwithstanding Section 8.1, the Company's obligations in Sections 6.7 and 7.8 and this Article VIII shall survive until the Notes are paid in full.

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                                   ARTICLE IX

                                   AMENDMENTS

         9.1      Without Consent of Holders.

         (a) The Company and the Trustee may amend this Indenture or the Notes without notice to or consent of any Holder:

                           (A)      to cure any ambiguity, defect or
                  inconsistency;

                           (B) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

                           (C) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                           (D) to comply with any requirements of the Commission in connection with qualifying this Indenture under the TIA;

                           (E)      to add a guarantor for the Notes; or

                           (F) to make any change that does not adversely affect the rights of any Holder in any material respect.

         (b) After an amendment under this Section 9.1 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

         9.2      With Consent of Holders.

         (a) The Company and the Trustee may amend this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each Holder affected, an amendment may not:

                           (A) reduce the amount of Notes whose Holders must consent to an amendment or waiver (including, without limitation, an amendment or waiver of this Section 9.2(a));

                           (B) reduce the rate of or change or have the effect of changing the time for payment of interest, including Defaulted Interest, on any Notes;

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

                           (C) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

                           (D) make any Notes payable in money other than that stated in the Notes; or

                           (E) make any change in the provisions of this Indenture entitling each Holder to receive payment of principal of and interest on such Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Outstanding Notes to waive Defaults or Events of Default.

         (b) It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         (c)      After an amendment, supplement or waiver under this Section
9.2 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment, supplement or waiver. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment, supplement or waiver under this Section 9.2.

         (d)      An amendment, supplement or waiver under Section 8.1 and this
Section 9.2 may not make any change that adversely affects the rights under
Article X of any holder of Senior Indebtedness then outstanding unless the holders of all such Senior Indebtedness (or any Representative thereof authorized to give a consent) consent to such change.

         9.3 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

         9.4      Revocation and Effect of Consents and Waivers.

         (a) A consent to an amendment, supplement or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder, except as otherwise provided in this Article IX. An amendment, supplement or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.2.

         (b) The Company may, but shall not be obligated to, fix a record date, which need not be the date provided in TIA Section 316(c) to the extent it would otherwise be applicable, for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were

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

Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         9.5 Notation on or Exchange of Notes. If an amendment or supplement changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note will execute and upon Company Order the Trustee will authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.

         9.6 Trustee to Sign Amendments and Supplements. The Trustee shall sign any amendment or supplement authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment or supplement the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon, such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel stating that such amendment or supplement is authorized or permitted by this Indenture.

                                   ARTICLE X

                           SUBORDINATION OF THE NOTES

         10.1 Agreement to Subordinate. The Company agrees, and each Holder by accepting a Note agrees, that Obligations under the Indenture and the Notes are subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full, in Cash or Cash Equivalents, of all Senior Indebtedness of the Company and that the subordination is for the benefit of the holders of such Senior Indebtedness (and their successors and assigns) and shall be enforceable by them directly against the Holders (and their successors and assigns). Only Senior Indebtedness of the Company shall rank senior to the Notes in accordance with the provisions set forth herein. The Notes shall in all respects rank pari passu with, or be senior to, all other indebtedness of the Company.

         10.2 Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or dissolution of the Company, in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment by the Company for the benefit of its creditors or the marshaling of the assets and liabilities of the Company:

         (a) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in Cash or Cash Equivalents of all Obligations due in respect thereof before Holders shall be entitled to receive any payment of principal of or interest on the Notes; and

         (b) until such Senior Indebtedness is paid in full in Cash or Cash Equivalents, any distribution to which Holders would be entitled but for this
Article X shall be made to holders of such Senior Indebtedness as their interests may appear;

except that Holders, with the consent of each Holder affected thereby, may receive Permitted Junior Securities.

         10.3     Default on Senior Indebtedness of the Company.

         (a) The Company may not pay the principal of or interest on the Notes or make any deposit pursuant to Section 8.1 and may not repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes"), other than, with the consent of each Holder affected thereby, payments and other distributions in the form of Permitted Junior Securities if:

                           (A) a payment default on Senior Indebtedness of the Company occurs and is continuing beyond any applicable grace period; or

                           (B) any other default occurs and is continuing on Senior Indebtedness of the Company that permits the holders thereof to accelerate its maturity and the Trustee receives a notice of that default (a "Payment Blockage Notice") from the Company or the holders of such Senior Indebtedness.

         (b)      Payments on the Notes may and shall be resumed:

                           (A) in the case of a payment default, upon the date on which it is cured or waived by holders of Senior Indebtedness; and

                           (B) in case of a Payment Blockage Notice relating to a nonpayment default, the earlier of the date on which it is cured or waived by holders of Senior Indebtedness or 179 days after the date on which such Payment Blockage Notice is received, unless the maturity of the relevant Senior Indebtedness of the Company has been accelerated.

         (c) No new Payment Blockage Notice may be delivered unless and until 180 days have elapsed since the termination of the prohibition of payments on the Notes pursuant to the immediately prior Payment Blockage Notice.

         (d) No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless that default shall have been cured or waived for a period of not less than 90 days.

         10.4 Acceleration of Payment of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Senior Indebtedness (if any is outstanding) of the Company (or their Representative) of the acceleration. If Senior Indebtedness of the Company is outstanding, the Company may not make payments under the Notes in respect of such acceleration until five Business Days after such notice, subject to Section 10.2 and Section 10.3.

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

         10.5 When Distribution Must Be Paid Over. If a distribution is made to the Trustee or the Holders that because of this Article X should not have been made to them, the Trustee or the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

         10.6 Subrogation. After all Senior Indebtedness of the Company is paid in full in Cash or Cash Equivalents and until the Notes are paid in full in Cash or Cash Equivalents, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article X to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Indebtedness.

         10.7 Relative Rights. This Article X defines the relative rights of Holders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

         (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay its Obligations in respect of this Indenture and the Notes in accordance with their terms; or

         (b) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Holders as provided in this Article X.

         10.8 Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

         10.9     Rights of Trustee and Paying Agent.

         (a) Notwithstanding Section 10.3, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than one Business Day prior to the date of such payment, the Trustee receives notice that payments may not be made under this Article X. The Company, the Registrar or co-Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if the holders of an issue of Senior Indebtedness of the Company have a Representative, only the Representative may give the notice.

         (b) The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and co-Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article X with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness, and nothing in Article VI shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

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

         10.10 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

         10.11 Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Section 7.1 by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article X, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

         10.12 Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article X, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representative for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article
X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

         10.13 Trustee to Effectuate Subordination. Each Holder by accepting a Note irrevocably authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Company as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes, including in the event of any insolvency, bankruptcy or receivership case or proceeding or any dissolution, winding-up, liquidation, reorganization or other similar proceedings relative to the Company (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of the Holders in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a proper claim of proof of debt in the form required in such proceedings prior to 30 days before the expiration of the time to file such claims or proofs, then the holders of Senior Indebtedness are hereby authorized and shall have the right (without any duty) to demand, sue for, collect, receive and receipt for the payments and distributions in respect of the Senior Indebtedness, and to file and prove all claims therefor and to take all other actions in the name of the Holders or otherwise, as any such holder of Senior Indebtedness or Representative of the holders of Senior Indebtedness may determine to be necessary or appropriate for the enforcement of the provisions of this Article X. In no event shall any Holder waive, forgive or cancel any claim relating to the Note such Holder may now or hereafter have against the Company.

         10.14 Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article X or otherwise. If, however, a payment or distribution is made to the Holders or the Trustee or the Company or any other Person that because of this Article X should not have been made to them, those who receive such payment or distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

         10.15 Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

         10.16 Changes in Senior Indebtedness. At any time and from time to time without the consent of or notice to any Holder or the Trustee: (a) Senior Indebtedness may be extended, renewed, modified, waived or terms of Senior Indebtedness may be amended; (b) any property pledged, mortgaged or otherwise securing Senior Indebtedness may be sold, exchanged, released or otherwise dealt with; and (c) any guarantor or any other Person (except the Company) liable in any manner for the Senior Indebtedness may be released or the terms of any guarantee of the Senior Indebtedness may be amended or waived. Holders of Senior Indebtedness may at any time and from time to time without the consent of or notice to any Holder or the Trustee: (a) exercise or refrain from exercising any rights against the Company or any other Person; (b) apply any sums by whomever paid or however realized to Senior Indebtedness; and (c) take any other action which otherwise might be deemed to impair the rights of the holders of Senior Indebtedness. Any and all of such actions may be taken by holders of Senior Indebtedness without incurring any responsibility to any Holder or the Trustee and without impairing or releasing the obligations of any Holder or the trustee to the holders of Senior Indebtedness.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

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

         11.2     Notices.

         (a) Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

                  if to the Company:

                  COVANTA ENERGY CORPORATION
                  40 Lane Road
                  Fairfield, NJ  07007
                  ATTN: General Counsel's Office

                  if to the Trustee:

                  U.S. Bank Trust National Association
                  225 Asylum Street, 23rd Floor
                  Hartford, CT 06013
                  ATTN:  Corporate Trust Services

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         (b) Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         (c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         11.3 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         11.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all conditions precedent have been complied with.

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

         11.5 Statements Required in Certificate or Opinion. Each certificate or opinion, including each Officers' Certificate with respect to compliance with a covenant or condition provided for in this Indenture shall include:

         (a) a statement that the individual making such certificate has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

         (c) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

         11.6 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

         11.7 Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City, or at a place of payment of the Notes. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

         11.8     Governing Law, etc.

         (a) THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

         (b)      The Company hereby:

                           (A) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any Federal or state court sitting in The City of New York,

                           (B) waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum,

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

                           (C) irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding,

                           (D) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment, and

                           (E) agrees that service of process by mail to the addressed specified herein shall constitute personal service of such process on it in any such suit, action or proceeding.

         (c) Nothing in this Section 11.8 shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law.

         11.9 No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

         11.10 Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         11.11 Duplicate and Counterpart Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

         11.12 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         11.13 Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

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                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                          COVANTA ENERGY CORPORATION

                                          By: _________________________________
                                              Name:  Anthony Orlando
                                              Title:  CEO and President

                                          U.S.BANK TRUST NATIONAL
                                              ASSOCIATION,
                                              as Trustee

                                          By: _________________________________
                                              Name:
                                              Title:

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

                                                                       EXHIBIT A

                                  FORM OF NOTE

[FOR GLOBAL NOTES:

"THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

"IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH OPINIONS OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE IN FORM REASONABLY SATISFACTORY TO IT AS PROVIDED FOR IN THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIED WITH THE FOREGOING RESTRICTIONS AS PROVIDED FOR IN THE INDENTURE."]

                              FORM OF FACE OF NOTE

No. [___]                                  Principal Amount $[________________]
                  [For Global Notes: as revised by the Schedule of Increases and
                                       Decreases in Global Note attached hereto]

                                                            CUSIP NO. 22281N AB9
                                                          ISIN NO. US22281NA B91

Covanta Energy Corporation, a Delaware corporation, promises to pay to [___________], or registered assigns, the principal sum of [__________________] Dollars as revised by the Schedule of Increases and Decreases in Global Note attached hereto, the dates provided for herein.

                  Interest Payment Dates:        March 15 and September 15

                  Record Dates:                  March 1 and September 1

                  Additional provisions of this Note are set forth on the other side of this Note.

                                             COVANTA ENERGY CORPORATION

                                             By: _______________________________
                                                 Name:  Anthony Orlando
                                                 Title:  CEO and President

                                             By: _______________________________
                                                 Name:  Timothy Simpson, Esq.
                                                 Title:  Vice-President

CERTIFICATE OF AUTHENTICATION

This is one of
the Notes referred
to in the Indenture.

U.S. Bank Trust National Association,
as Trustee

By:  _____________________
     Authorized Signatory                           Date:  ___________________

                          FORM OF REVERSE SIDE OF NOTE

                   7.5% SUBORDINATED UNSECURED NOTES DUE 2012

1.       Interest

                  Covanta Energy Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually in arrears on each Interest Payment Date of each year commencing September 15, 2004. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from the Issue Date. The Company will repay an amount of outstanding principal on this Note equal to the product of $3.9 million multiplied by the ratio of:

                             the principal amount of this Note
                      ---------------------------------------------
                      the principal amount of all Outstanding Notes

on March 15 of each of 2006, 2007, 2008, 2009, 2010 and 2011, to be distributed pro rata to the holders of the Notes. The Company will repay the remaining outstanding principal amount of the Notes, together with accrued and unpaid interest thereon, on March 15, 2012.

                  Any Note issued after Issue Date shall be accompanied by (i) the right to receive on the next Interest Payment Date accrued interest from Issue Date (or, in the case of a Note which is issued after one or more Interest Payment Dates, the most recent Interest Payment Date) to the date of issuance (whether or not such Note is outstanding on the Record Date applicable to such Interest Payment Date) and (ii) in the case of any Note which is issued after one or more Interest Payment Dates, cash equal to the amount of interest which would have been payable on such Notes if it had been outstanding on such Interest Payment Date(s). Notwithstanding clause (i) of the previous sentence,
(x) any Note issued in the interval between a Record Date and the applicable Interest Payment Date shall be accompanied by a cash payment equal to the amount of interest which would have been payable on such Note on the applicable Interest Payment Date had such Note been outstanding on such Record Date and (y) the Holder of such Note shall not be entitled to receive any interest payment on such Interest Payment Date.

                  Interest will be computed on the basis of a 360-day year of twelve 30-day months. To the extent lawful, the Company shall pay interest on overdue principal and on overdue installments of interest at the rate borne by the Notes plus 1.0%.

2.       Method of Payment

                  Prior to 10:00 a.m. New York City time on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the Interest Payment Date even if Notes are canceled, repurchased or redeemed after the Record Date and on or before the relevant Interest

Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in U.S. Legal Tender.

                  Payments in respect of Notes represented by a Global Note (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC. The Company will make all payments in respect of a Certificated Note (including principal and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $5,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.       Paying Agent and Registrar

                  Initially, U.S. Bank Trust National Association (the "Trustee"), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company may act as Paying Agent, Registrar or co-Registrar.

4.       Indenture

                  The Company issued the Notes under an Indenture, dated as of March 10, 2004 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Each Holder by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.

                  The Notes are general unsecured obligations of the Company subordinated to Senior Indebtedness of the Company as provided in the Indenture. All Notes will be treated as a single class of securities under the Indenture.

5.       Redemption

                  The Company may redeem the Notes, at its option, in whole at any time or in part from time to time, at 100% of the outstanding principal amount thereof.

                  In the case of any partial redemption, selection of the Notes for redemption will be made in accordance with Article IV of the Indenture. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

6.       Repurchase at Option of Holders.

                  Subject to the Company's right to redeem the Notes pursuant to
Section 4.1 of the Indenture, upon the occurrence of a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (in a minimum aggregate principal amount at Stated Maturity of $500 or an integral multiple of $500) of such Holder's Notes at a purchase price in cash equal to 101% of principal amount of the Notes repurchased plus accrued and unpaid interest on the Notes repurchased to the date of repurchase (the "Change of Control Payment"). Within 10 days following any Change of Control, if the Company has not sent a redemption notice pursuant to Section 4.3 of the Indenture for all of the Notes, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  If the Company or a Subsidiary consummates any Asset Sale, and the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will, subject to the Intercreditor Agreement, commence an offer to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 4.8 of the Indenture to purchase or redeem the maximum principal amount at Stated Maturity of Notes and such other pari passu Indebtedness that may be purchased or redeemed out of the Excess Proceeds. The offer price for the Notes in any Asset Sale Offer will be equal to 100% of the principal amount thereof plus accrued and unpaid interest on the Notes to be purchased to the date fixed for the closing of such Asset Sale Offer in accordance with the procedures set forth in the Indenture, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and principal amount of other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased or redeemed on a pro rata basis. Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to each of the Holders containing all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date.

7.       Subordination

                  This Note is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in Cash or Cash Equivalents of all existing and future Senior Indebtedness of the Company. This Note in all respects ranks pari passu with, or senior to, all other indebtedness of the Company. By accepting a Note, each Holder agrees to the subordination provisions set forth in the Indenture, authorizes the Trustee to acknowledge such subordination provisions and give them effect and appoints the Trustee as attorney-in-fact for such purpose.

8.       Denominations; Transfer; Exchange

                  The Notes are in fully registered form without coupons, and only in denominations of principal amount of $500 and any integral multiple thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of Notes to be redeemed and ending on the date of such mailing or (ii) any Notes for a period beginning 15 days before an interest payment date and ending on such interest payment date.

9.       Persons Deemed Owners

                  The registered holder of this Note may be treated as the owner of it for all purposes.

10.      Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended or supplemented without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with
Article IV of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the Commission in connection with qualifying the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Holder.

12.      Defaults and Remedies

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

                  Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.      Trustee Dealings with the Company

                  Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.      No Recourse Against Others

                  An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15.      Authentication

                  This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

16.      Abbreviations

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17. CUSIP or ISIN Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP or ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.      Governing Law

                  This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                  The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture that has in it the text of this Note in larger type. Requests may be made to: Covanta Energy Corporation, 40 Lane Road, Fairfield, NJ 07007, Attn: General Counsel's Office.

ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  I or we assign and transfer this Note to

              (Print or type assignee's name, address and zip code)

             (Insert assignee's Social Security or Tax I.D. Number)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:____________________                   Your Signature:___________________

Signature                            Guarantee:______________________________

       (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

[For Global Note:

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

                  The following increases or decreases in this Global Note have been made:

                              Amount of increase or
                              decrease in Principal      Principal Amount of this    Signature of authorized
                              Amount of this Global        Global Note following     signatory of Trustee or
Date of Exchange                      Note               such increase or decrease         Note Custodian
____________                  __________________         ______________________      ________________________]

                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Sections 3.9 or 4.8 of the Indenture, check the appropriate box below:

                  [ ] Section 3.9              [ ] Section 4.8

If you want to elect to have only part of the principal amount at Stated Maturity of the Note purchased by the Company pursuant to Section 3.9 or 4.8 of the Indenture, state the principal amount at Stated Maturity you elect to have purchased:

                              $____________________

Date: _________________

                 Your Signature:________________________________________________
                    (Sign exactly as your name appears on the face of this Note)

                  Tax Identification No.: ______________________________________

Signature Guarantee*: ____________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).